Exhibit 99.1

ClubCorp Reports Record Second Quarter Results and Reaffirms 2015 Outlook

•	Revenue up 24.8% due to solid increases in same store clubs and growth from new or acquired clubs

•	Adjusted EBITDA up 21.1% driven by increased revenue and improved same-store margins during the quarter

DALLAS, Texas (July 23, 2015) - ClubCorp - The World Leader in Private Clubs® (NYSE: MYCC) - announces financial results for its fiscal-year 2015 second quarter ended June 16, 2015. The second quarter of fiscal 2015 and fiscal 2014 consisted of 12 weeks. All growth percentages refer to year-over-year progress.

Second Quarter Results:

•	Revenue increased $52.3 million, or 24.8%, to $263.7 million for the second quarter of 2015.

•	Adjusted EBITDA(1) increased $10.5 million to $60.2 million, up 21.1% from increased revenue and lower club payroll and operating expenses as a percent of revenue.

•
Same Store Clubs. Same-store revenue was up $5.5 million, or 2.6%, due primarily to higher dues revenue and increased food & beverage spend; while same store adjusted EBITDA grew $2.8 million, or 4.8%, due to increased revenue and favorable operating expenses as a percent of revenue.

•	New or Acquired Clubs.(2) New clubs opened in 2014 or clubs acquired in 2014 and 2015 contributed revenue growth of $44.4 million and adjusted EBITDA growth of $10.2 million.

2015 Second Quarter and Year to Date Summary:
(Unaudited financial information)

	Second quarter ended			Year to date ended
(In thousands, except for membership data)	June 16, 2015 (12 weeks)	June 17, 2014 (12 weeks)	% Change	June 16, 2015 (24 weeks)	June 17, 2014 (24 weeks)	% Change

Total Revenue	$263,747	$211,418	24.8%	$465,819	$377,141	23.5%

Adjusted EBITDA (1)
Golf and Country Clubs	$61,758	$49,845	23.9%	$106,746	$86,186	23.9%
Business, Sports and Alumni Clubs	$9,250	$8,190	12.9%	$16,798	$14,591	15.1%
Other	$(10,789)	$(8,294)	(30.1)%	$(24,301)	$(19,074)	(27.4)%
Adjusted EBITDA (1)	$60,219	$49,741	21.1%	$99,243	$81,703	21.5%

Total Club Memberships, excluding managed clubs	174,583	143,235	21.9%	174,583	143,235	21.9%
Total Club Memberships, including managed clubs	185,184	150,285	23.2%	185,184	150,285	23.2%

ClubCorp FY15 Q2 Earnings Release	1	Page

Exhibit 99.1

Quotes:

•
Eric Affeldt, president and chief executive officer: “We delivered record financial results this quarter bolstered by positive same store sales and a strong contribution from recent acquisitions. Despite record rainfall in Texas this spring, we still grew same store revenue and adjusted EBITDA in the second quarter. Our results demonstrate the stability and resiliency of our private club and membership business model. Additionally, our recent acquisitions are performing very well and are generating a significant amount of additional revenue and adjusted EBITDA growth. Overall, we are confident in our strategy and are reaffirming our outlook for fiscal 2015.”

•
Curt McClellan, chief financial officer: “We continue to execute our three pronged growth strategy - namely organic growth, reinvention and acquisitions. We continue to see increased enrollment in our O.N.E. product, we continue to execute our reinvention strategy as we are on track to add reinvention elements at 30 clubs in 2015, and we are actively pursuing additional acquisition opportunities. Additionally, we effectively managed operating expenses and experienced strong private event revenue this quarter. We delivered strong results, and having made some excellent strides on reinvention capital, we are excited about our continued growth prospects for the second half of the year.”

Segment Highlights:
Golf and country clubs (GCC):

•	GCC total revenue of $213.6 million for the second quarter of 2015 increased $46.4 million, up 27.8%, compared to the second quarter of 2014.

•	GCC adjusted EBITDA was $61.8 million, an increase of $11.9 million, up 23.9%.

•	GCC adjusted EBITDA margin was 28.9%, a decline of 90 basis points versus the second quarter of 2014.

•
Same store revenue increased $3.2 million, up 1.9%, driven primarily by increases in dues revenue up 3.9%, and private events food and beverage revenue up 5.9%, offset by a decline in golf ops and other revenue.

•	Same store adjusted EBITDA increased $1.9 million, up 3.7%, due largely to increased dues and food and beverage revenue, and favorable variable payroll expenses as a percent of revenue.

•	Same store adjusted EBITDA margin improved 50 basis points to 30.8%.

•	Recently acquired GCC clubs contributed revenue growth of $43.3 million and adjusted EBITDA growth of $10.1 million.

Business, sports and alumni clubs (BSA):

•	BSA revenue of $46.0 million for the second quarter of 2015 increased $3.4 million, up 8.0%, compared to the second quarter 2014 driven by strong growth in both same store and new and acquired clubs.

•	BSA adjusted EBITDA was $9.3 million, an increase $1.1million, up 12.9%.

•	BSA adjusted EBITDA margin was 20.1%, a 90 basis points margin improvement versus the second quarter 2014.

ClubCorp FY15 Q2 Earnings Release	2	Page

Exhibit 99.1

•	Same store revenue increased $2.3 million, up 5.4%, driven by increases in dues and private event revenue.

•	Same store adjusted EBITDA increased $1.0 million, up 11.5%, due to increased revenue favorable variable payroll expense as a percent of revenue.

•	Same store adjusted EBITDA margin improved 110 basis points to 20.5%.

•	New or recently acquired BSA clubs contributed revenue of $1.1 million and adjusted EBITDA of $0.1 million.

Other Data:

•
O.N.E. and Other Upgrades. Including memberships acquired with the Sequoia Golf acquisition, as of June 16, 2015, approximately 46% of our memberships were enrolled in O.N.E. or similar upgrade programs, as compared to approximately 39% of our memberships that were enrolled in similar upgrade programs as of December 30, 2014. As of June 16, 2015, the Company offered O.N.E. at 134 clubs. The Company has also decided to extend O.N.E. to an additional 15 business, sports and alumni clubs.

•
Reinvention. In 2015, ClubCorp plans to invest a total of $48-53 million on major reinvention projects. As of June 30, 2015, the Company had completed reinvention elements at 15 existing and newly acquired clubs. Additionally, projects at another 10 clubs are in active construction, and five more are in design or awaiting permitting. Combined, the Company is on track to add reinvention elements at approximately 30 clubs in 2015.

•
Acquisitions. Year-to-date in 2015, ClubCorp has added eight clubs via acquisition with two properties just north of Chicago, Illinois, Ravinia Green Country Club and Rolling Green Country Club; and six clubs in the southeast United States, Bermuda Run Country Club in Bermuda Run, North Carolina, Brookfield Country Club in Roswell, Georgia, Firethorne Country Club in Marvin, North Carolina, Ford's Colony Country Club in Williamsburg, Virginia, Temple Hills Country Club in Franklin, Tennessee, and Legacy Golf Club at Lakewood Ranch in Bradenton, Florida. As of June 16, 2015, ClubCorp owns or operates 159 golf and country clubs representing approximately 200 18-hole equivalents. Additionally, the Company owns or operates 49 business, sports and alumni clubs.

•
Membership. Total club memberships, excluding managed clubs, as of June 16, 2015 were 174,583, an increase of 31,348, up 21.9% over memberships at June 17, 2014. Same store golf and country club memberships, excluding managed clubs, increased 0.2%, while total golf and country club memberships, excluding managed clubs, increased 34.5%. Same store business, sports and alumni club memberships, excluding managed clubs, decreased -1.1%, while total business, sports and alumni club memberships, excluding managed clubs, increased 1.8%. Total club memberships, including managed clubs, as of June 16, 2015 were 185,184.

•	Levered Free Cash Flow.(1) Levered free cash flow over the last four quarters was $112.7 million, an increase from $87.4 million a year ago.

•
Capital Structure. On April 7th the Company closed its multi-club portfolio acquisition of six golf properties from sellers Stratford Golf Partners and Accord Golf Capital for a combined purchase price of just under $44 million, and the acquisition was funded from existing liquidity sources. On May 28th the Company obtained a

ClubCorp FY15 Q2 Earnings Release	3	Page

Exhibit 99.1

25 basis point rate reduction to its Term B loans, resulting in approximately ~$2 million annualized incremental interest expense savings.

Company Outlook:
The following guidance is based on current management expectations. All financial guidance amounts are estimates and subject to change, including as a result of matters discussed under the "Forward-Looking Statements" cautionary language which follows, and the Company undertakes no duty to update its guidance. For fiscal year 2015, the Company is reaffirming its outlook to deliver revenue in the range of $1.03 billion to $1.06 billion and adjusted EBITDA in the range of $230.0 million to $240.0 million. The current outlook implies year-over-year revenue growth of 16-20% and year-over-year adjusted EBITDA growth of 17-22%.

About ClubCorp Holdings:
Since its founding in 1957, Dallas-based ClubCorp has operated with the central purpose of Building Relationships and Enriching Lives®. ClubCorp is a leading owner-operator of private golf and country clubs and private business clubs in North America. ClubCorp owns or operates a portfolio of over 200 golf and country clubs, business clubs, sports clubs, and alumni clubs in 26 states, the District of Columbia and two foreign countries that serve over 430,000 members, with approximately 20,000 peak-season employees. ClubCorp Holdings, Inc. is a publicly traded company on the New York Stock Exchange (NYSE: MYCC). ClubCorp properties include: Firestone Country Club (Akron, Ohio); Mission Hills Country Club (Rancho Mirage, California); The Woodlands Country Club (The Woodlands, Texas); Capital Club Beijing; and Metropolitan Club Chicago. You can find ClubCorp on Facebook at facebook.com/clubcorp and on Twitter at @ClubCorp.

Conference Call:
The Company’s earnings presentation is available at ir.clubcorp.com. The Company will hold a conference call, Thursday, July 23, 2015 at 11:00 a.m. CDT (12:00 p.m. EDT) to discuss its second quarter 2015 financial results. The conference call will be broadcast live and can be accessed via the Company's website at ir.clubcorp.com. To participate in the teleconference, please call in a few minutes before the start time: 877-317-6789 for U.S. callers, 866-605-3852 for Canadian callers and 412-317-6789 for international callers and reference the ClubCorp second quarter conference call (confirmation code 10068215) when prompted. For those unable to participate in the live call, a replay of the earnings conference call will be available approximately one hour after the call through August 23, 2015. To access the replay dial: 877-344-7529 for U.S. callers, 855-669-9658 for Canadian callers and 412-317-0088 for international callers (confirmation code 10068215). Additionally, a webcast replay will be available at ir.clubcorp.com.

ClubCorp FY15 Q2 Earnings Release	4	Page

Exhibit 99.1

Statement Regarding Non-GAAP Financial Measures
EBITDA is defined as net income before interest expense, income taxes, interest and investment income, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus or minus impairments, gain or loss on disposition and acquisition of assets, losses from discontinued operations, loss on extinguishment of debt, non-cash and other adjustments, equity-based compensation expense and an acquisition adjustment. The acquisition adjustment to revenues and Adjusted EBITDA within each segment represents estimated deferred revenue using current membership life estimates related to initiation payments that would have been recognized in the applicable period but for the application of purchase accounting in connection with the acquisition of ClubCorp, Inc. in 2006 by affiliates of KSL and the acquisition of Sequoia Golf on September 30, 2014. Adjusted EBITDA is based on the definition of Consolidated EBITDA as defined in the credit agreement governing the Secured Credit Facilities and may not be comparable to similarly titled measures reported by other companies.

In addition to Adjusted EBITDA, we are providing a Levered Free Cash Flow (FCF) metric as an additional non-GAAP measure. We believe a FCF metric aids investors in their evaluation of the Company's ability to generate cash, and determine the amount of capital available for general corporate purposes including, but not limited to discretionary growth CAPEX (e.g., reinventions or acquisitions), or cash dividends.

This earnings release and accompanying financial tables include supplemental non-GAAP financial measures titled Adjusted EBITDA and Levered Free Cash Flow. Adjusted EBITDA and Levered Free Cash Flow are not determined in accordance with GAAP and should not be considered in isolation, more meaningful than or as a substitute for a measure of performance prepared in accordance with GAAP and is not indicative of net income or loss as determined under GAAP. Non-GAAP financial measures have limitations that should be considered before using as a measure to evaluate the Company's financial performance. Adjusted EBITDA and Levered Free Cash Flow, as presented, may not be comparable to similarly titled measures reported by other companies due to varying methods of calculation.

The financial statement tables that accompany this press release include a reconciliation of historical non-GAAP financial measures to the applicable and most comparable GAAP financial measure. The Company has not reconciled Adjusted EBITDA guidance included in this press release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort.

Special Note on Forward-Looking Statements
In addition to historical information, this press release contains statements relating to future results (including certain projections and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. These forward-looking statements can be identified by the fact that they do not relate strictly to current or historical facts and often include words such as “may”, “should”,

ClubCorp FY15 Q2 Earnings Release	5	Page

Exhibit 99.1

“expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology in this press release and any attachment to identify forward-looking statements. All statements, other than statements of historical facts included in this press release, including statements concerning plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position and business outlook, earnings guidance, business trends and other information are forward-looking statements. The forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control. All expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this press release, including among others: various factors beyond management's control adversely affecting discretionary spending, membership count and facility usage and other risks, uncertainties and factors set forth in the sections entitled "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements" in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2014 and in its Quarterly Report on Form 10-Q for the period ended June 16, 2015.

Although the Company believes that these statements are based upon reasonable assumptions, it cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) the Company has correctly measured or identified all of the factors affecting its business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) the Company's strategy, which is based in part on this analysis, will be successful. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company's filings with the SEC (which are available from the SEC's EDGAR database at www.sec.gov and via the Company's website at ir.clubcorp.com/SEC).

ClubCorp FY15 Q2 Earnings Release	6	Page

Exhibit 99.1

Statement Regarding Definitions and Financial Measures
The definitions and basis of presentation for financial measures used in this press release, including EBITDA, Adjusted EBITDA and same store measures, are discussed more fully in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2014 and in its Quarterly Report on Form 10-Q for the period ended June 16, 2015. This press release should be read in conjunction with such Annual Report and Quarterly Report.

______________________

Notes:

(1)
This press release includes metrics entitled Adjusted EBITDA and Levered Free Cash Flow that are not calculated in accordance with accounting principles generally accepted in the U.S. ("GAAP"). See "Statement Regarding Non-GAAP Financial Measures" section for the definition of Adjusted EBITDA and Levered Free Cash Flow and the reconciliation later in this press release to the most comparable financial measure calculated in accordance with GAAP.

(2)
New or Acquired Clubs include those clubs which the Company is currently operating as of June 16, 2015, that were opened or added under management agreements in the twenty-four weeks ended June 16, 2015 and the fiscal year ended December 30, 2014 consisting of: The Clubs of Prestonwood, Tournament Players Club (“TPC”) Michigan, TPC Piper Glen, Baylor Club, Oro Valley Country Club, River Run Golf & Country Club, Sequoyah National Golf Club, Ravinia Green Country Club, Rolling Green Country Club, Bermuda Run Country Club, Brookfield Country Club, Firethorne Country Club, Temple Hills Country Club, Ford's Colony Country Club, Legacy Golf Club at Lakewood Ranch and 30 owned golf and country clubs, three leased golf and country clubs, eight managed golf and country clubs and one leased sports club acquired through the Sequoia Golf acquisition.

# # #

(Financial Tables Follow)

ClubCorp FY15 Q2 Earnings Release	7	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
SELECTED FINANCIAL DATA—GOLF AND COUNTRY CLUBS (GCC)
(In thousands, except for memberships, dues per average same store membership, revenue per average same store membership and percentages)
(Unaudited financial information)

	Second quarter ended			Year to date ended
GCC	June 16, 2015 (12 weeks)	June 17, 2014 (12 weeks)	% Change (1)	June 16, 2015 (24 weeks)	June 17, 2014 (24 weeks)	% Change (1)

Same Store Clubs
Revenue
Dues	$73,118	$70,372	3.9%	$144,391	$138,840	4.0%
Food and Beverage	42,546	41,323	3.0%	67,582	65,873	2.6%
Golf Operations	40,085	40,460	(0.9)%	63,820	64,549	(1.1)%
Other	11,468	11,883	(3.5)%	21,785	22,150	(1.6)%
Revenue	$167,217	$164,038	1.9%	$297,578	$291,412	2.1%
Adjusted EBITDA	$51,550	$49,692	3.7%	$90,651	$86,118	5.3%
Adjusted EBITDA Margin	30.8%	30.3%	50 bps	30.5%	29.6%	90 bps

New or Acquired Clubs (2)
Revenue
Dues	$20,541	$1,362	NM (1)	$37,141	$1,558	NM (1)
Food and Beverage	10,970	895	NM (1)	15,827	985	NM (1)
Golf Operations	12,081	788	NM (1)	16,950	834	NM (1)
Other	2,808	103	NM (1)	5,073	106	NM (1)
Revenue	$46,400	$3,148	NM (1)	$74,991	$3,483	NM (1)
Adjusted EBITDA	$10,208	$153	NM (1)	$16,095	$68	NM (1)

Total Golf and Country Clubs
Revenue	$213,617	$167,186	27.8%	$372,569	$294,895	26.3%
Adjusted EBITDA	$61,758	$49,845	23.9%	$106,746	$86,186	23.9%
Adjusted EBITDA Margin	28.9%	29.8%	(90) bps	28.7%	29.2%	(50) bps

Same store memberships, excluding managed club memberships	86,133	85,954	0.2%	86,133	85,954	0.2%
Same store average membership, excluding managed club memberships (3)	85,571	84,965	0.7%	85,509	84,741	0.9%
Dues per average same store membership, excluding managed club memberships (4)	$854	$828	3.1%	$1,689	$1,638	3.1%
Revenue per average same store membership, excluding managed club memberships (4)	$1,954	$1,931	1.2%	$3,480	$3,439	1.2%
____________________

(1)	Percentage changes that are not meaningful are denoted by "NM."

(2)
New or Acquired Clubs include those clubs which the Company is currently operating as of June 16, 2015, that were acquired, opened or added under management agreements during the twenty-four weeks ended June 16, 2015 and the fiscal year ended December 30, 2014 consisting of: The Clubs of Prestonwood, Tournament Players Club (“TPC”) Michigan, TPC Piper Glen, Oro Valley Country Club, River Run Golf & Country Club, Sequoyah National Golf Club, Ravinia Green Country Club, Rolling Green Country Club, Bermuda Run Country Club, Brookfield Country Club, Firethorne Country Club, Temple Hills Country Club, Ford's Colony Country Club, Legacy Golf Club at Lakewood Ranch and 30 owned golf and country clubs, three leased golf and country clubs and eight managed golf and country clubs acquired through the Sequoia Golf acquisition.

(3)	Same store average membership, excluding managed club memberships, is calculated using the same store membership count, excluding managed clubs, at the beginning and end of the period indicated.

(4)	Same store dues or revenue divided by same store average membership, excluding managed club memberships.

ClubCorp FY15 Q2 Earnings Release	8	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
SELECTED FINANCIAL DATA—BUSINESS, SPORTS AND ALUMNI CLUBS (BSA)
(In thousands, except for memberships, dues per average same store membership, revenue per average same store membership and percentages)
(Unaudited financial information)

	Second quarter ended			Year to date ended
BSA	June 16, 2015 (12 weeks)	June 17, 2014 (12 weeks)	% Change (1)	June 16, 2015 (24 weeks)	June 17, 2014 (24 weeks)	% Change (1)

Same Store Clubs
Revenue
Dues	$18,555	$17,804	4.2%	$37,225	$35,689	4.3%
Food and Beverage	23,732	22,189	7.0%	42,417	40,245	5.4%
Other	2,637	2,636	—%	5,307	5,099	4.1%
Revenue	$44,924	$42,629	5.4%	$84,949	$81,033	4.8%
Adjusted EBITDA	$9,198	$8,246	11.5%	$16,604	$14,663	13.2%
Adjusted EBITDA Margin	20.5%	19.3%	120 bps	19.5%	18.1%	140 bps

New or Acquired Clubs (2)
Revenue	$1,111	$1	NM (1)	$2,133	$3	NM (1)
Adjusted EBITDA	$52	$(56)	NM (1)	$194	$(72)	NM (1)

Total Business, Sports and Alumni Clubs
Revenue	$46,035	$42,630	8.0%	$87,082	$81,036	7.5%
Adjusted EBITDA	$9,250	$8,190	12.9%	$16,798	$14,591	15.1%
Adjusted EBITDA Margin	20.1%	19.2%	90 bps	19.3%	18.0%	130 bps

Same store memberships, excluding managed club memberships	54,508	55,133	(1.1)%	54,508	55,133	(1.1)%
Same store average membership, excluding managed club memberships (3)	54,681	54,911	(0.4)%	54,786	54,933	(0.3)%
Dues per average same store membership, excluding managed club memberships (4)	$339	$324	4.6%	$679	$650	4.5%
Revenue per average same store membership, excluding managed club memberships (4)	$822	$776	5.9%	$1,551	$1,475	5.2%
______________________

(1)    Percentage changes that are not meaningful are denoted by "NM."

(2)
New or Acquired Clubs include those clubs which the Company is currently operating as of June 16, 2015, that were opened or added under management agreements during the twelve and twenty-four weeks ended June 16, 2015 and the fiscal year ended December 30, 2014 consisting of Baylor Club and one leased sports club which was acquired through the acquisition of Sequoia Golf.

(3)	Same store average membership, excluding managed club memberships, is calculated using the same store membership count, excluding managed clubs, at the beginning and end of the period indicated.

(4)	Same store dues or revenue divided by same store average membership, excluding managed club memberships.

ClubCorp FY15 Q2 Earnings Release	9	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
RECONCILIATION OF NON-GAAP MEASURES TO CLOSEST GAAP MEASURE
(In thousands)
(Unaudited financial information)

	Second quarter ended		Year to date ended		Four Quarters Ended
	June 16, 2015 (12 weeks)	June 17, 2014 (12 weeks)	June 16, 2015 (24 weeks)	June 17, 2014 (24 weeks)	June 16, 2015 (52 weeks)
Net (loss) income	$(223)	$(17,477)	$(4,499)	$(21,265)	$30,095
Interest expense	16,286	15,572	32,417	31,298	66,328
Income tax expense (benefit)	2,711	(7,966)	(2,205)	(8,830)	(34,844)
Interest and investment income	(1,595)	(87)	(1,679)	(169)	(4,095)
Depreciation and amortization	24,241	16,799	47,054	33,245	94,601
EBITDA	$41,420	$6,841	$71,088	$34,279	$152,085
Impairments and disposition of assets (1)	7,516	3,429	10,792	5,498	18,137
Loss (income) from discontinued operations and divested clubs (2)	209	(120)	372	(216)	70
Loss on extinguishment of debt (3)	—	31,498	—	31,498	—
Non-cash adjustments (4)	463	463	926	925	2,008
Other adjustments (5)	7,780	5,362	10,290	5,558	30,047
Equity-based compensation expense (6)	1,113	1,256	2,215	2,088	4,430
Acquisition adjustment (7)	1,718	1,012	3,560	2,073	7,131
Adjusted EBITDA	$60,219	$49,741	$99,243	$81,703	$213,908
______________________

(1)
Includes non-cash impairment charges related to property and equipment and intangible assets and loss on disposals of assets (including property and equipment disposed of in connection with renovations).

(2)	Net loss or income from discontinued operations and divested clubs that do not qualify as discontinued operations.

(3)	Includes loss on extinguishment of debt calculated in accordance with GAAP.

(4)
Includes non-cash items related to purchase accounting associated with the acquisition of ClubCorp, Inc. ("CCI") in 2006 by affiliates of KSL and expense recognized for our long-term incentive plan related to fiscal years 2011 through 2013.

(5)
Represents adjustments permitted by the credit agreement governing ClubCorp's secured credit facilities including cash distributions from equity method investments less equity in earnings recognized for said investments, income or loss attributable to non-controlling equity interests of continuing operations, franchise taxes, adjustments to accruals for unclaimed property settlements, acquisition costs, debt amendment costs, equity offering costs, other charges incurred in connection with the ClubCorp Formation (as defined in our Annual Report on Form 10-K filed with the SEC on March 12, 2015) and management fees, termination fee and expenses paid to an affiliate of KSL.

(6)	Includes equity-based compensation expense, calculated in accordance with GAAP, related to awards held by certain employees, executives and directors.

(7)
Represents estimated deferred revenue using current membership life estimates related to initiation payments that would have been recognized in the applicable period but for the application of purchase accounting in connection with the acquisition of ClubCorp Inc. in 2006 and the acquisition of Sequoia Golf on September 30, 2014.

ClubCorp FY15 Q2 Earnings Release	10	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
CALCULATION OF LEVERED FREE CASH FLOW
(In thousands)
(Unaudited financial information)

	Four quarters ended
	June 16, 2015 (52 weeks)	June 17, 2014 (53 weeks)
Adjusted EBITDA (1)	$213,908	$183,221
LESS:
Interest expense and principal amortization on long-term debt (2)	41,840	51,776
Cash paid for income taxes	4,438	4,162
Maintenance capital expenditures	39,138	27,730
Capital lease principal & interest expense	15,809	12,197
Levered Free Cash Flow	$112,683	$87,356
_____________________

(1)	See the Adjusted EBITDA reconciliation in the preceding "Reconciliation of Non-GAAP Measures to Closest GAAP Measure" table.

(2)
Interest on long-term debt excludes accretion of discount on member deposits, amortization of debt issuance costs, amortization of term loan discount and interest on notes payable related to certain realty interests which we define as “Non-Core Development Entities”.

ClubCorp FY15 Q2 Earnings Release	11	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
For the Twelve and Twenty-Four Weeks Ended June 16, 2015 and June 17, 2014
(In thousands of dollars)
(Unaudited financial information)

	Second quarter ended			Year to date ended
	June 16, 2015 (12 weeks)	June 17, 2014 (12 weeks)	% Change	June 16, 2015 (24 weeks)	June 17, 2014 (24 weeks)	% Change
REVENUES:
Club operations	$184,812	$146,253	26.4%	$337,261	$269,070	25.3%
Food and beverage	77,934	64,055	21.7%	126,683	106,361	19.1%
Other revenues	1,001	1,110	(9.8)%	1,875	1,710	9.6%
Total revenues	263,747	211,418	24.8%	465,819	377,141	23.5%

DIRECT AND SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
Club operating costs exclusive of depreciation	169,587	133,444	27.1%	306,232	244,430	25.3%
Cost of food and beverage sales exclusive of depreciation	25,124	20,458	22.8%	42,126	34,938	20.6%
Depreciation and amortization	24,241	16,799	44.3%	47,054	33,245	41.5%
Provision for doubtful accounts	444	382	16.2%	503	146	244.5%
Loss on disposals of assets	6,502	2,534	156.6%	9,722	4,603	111.2%
Impairment of assets	1,014	895	13.3%	1,070	895	19.6%
Equity in loss (earnings) from unconsolidated ventures	423	(323)	231.0%	455	(833)	154.6%
Selling, general and administrative	19,232	15,688	22.6%	34,621	27,184	27.4%
OPERATING INCOME	17,180	21,541	(20.2)%	24,036	32,533	(26.1)%

Interest and investment income	1,595	87	1,733.3%	1,679	169	893.5%
Interest expense	(16,286)	(15,572)	(4.6)%	(32,417)	(31,298)	(3.6)%
Loss on extinguishment of debt	—	(31,498)	100.0%	—	(31,498)	100.0%
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	2,489	(25,442)	109.8%	(6,702)	(30,094)	77.7%
INCOME TAX (EXPENSE) BENEFIT	(2,711)	7,966	(134.0)%	2,205	8,830	(75.0)%
LOSS FROM CONTINUING OPERATIONS	(222)	(17,476)	98.7%	(4,497)	(21,264)	78.9%
Loss from discontinued clubs, net of income tax benefit	(1)	(1)	—%	(2)	(1)	(100.0)%
NET LOSS	(223)	(17,477)	98.7%	(4,499)	(21,265)	78.8%
NET LOSS (INCOME) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	27	(136)	119.9%	81	(74)	209.5%
NET LOSS ATTRIBUTABLE TO CLUBCORP	$(196)	$(17,613)	98.9%	$(4,418)	$(21,339)	79.3%

NET LOSS	$(223)	$(17,477)	98.7%	$(4,499)	$(21,265)	78.8%
Foreign currency translation, net of tax	(664)	466	(242.5)%	(1,267)	147	(961.9)%
OTHER COMPREHENSIVE (LOSS) INCOME	(664)	466	(242.5)%	(1,267)	147	(961.9)%
COMPREHENSIVE LOSS	(887)	(17,011)	94.8%	(5,766)	(21,118)	72.7%
COMPREHENSIVE LOSS (INCOME) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	27	(136)	119.9%	81	(74)	209.5%
COMPREHENSIVE LOSS ATTRIBUTABLE TO CLUBCORP	$(860)	$(17,147)	95.0%	$(5,685)	$(21,192)	73.2%

ClubCorp FY15 Q2 Earnings Release	12	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
As of June 16, 2015 and December 30, 2014
(In thousands of dollars, except share and per share amounts)
(Unaudited financial information)

	June 16, 2015	December 30, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$50,388	$75,047
Receivables, net of allowances	88,803	65,337
Inventories	25,431	20,931
Prepaids and other assets	20,088	15,776
Deferred tax assets, net	17,776	26,574
Total current assets	202,486	203,665
Investments	4,813	5,774
Property and equipment, net	1,534,891	1,474,763
Notes receivable, net of allowances	5,869	8,262
Goodwill	312,811	312,811
Intangibles, net	33,551	34,960
Other assets	23,953	24,836
TOTAL ASSETS	$2,118,374	$2,065,071

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$16,446	$18,025
Membership initiation deposits - current portion	143,678	135,583
Accounts payable	41,606	31,948
Accrued expenses	36,028	44,424
Accrued taxes	17,813	21,903
Other liabilities	81,571	59,550
Total current liabilities	337,142	311,433
Long-term debt	1,018,542	965,187
Membership initiation deposits	203,945	203,062
Deferred tax liability, net	231,283	244,113
Other liabilities	119,624	120,417
Total liabilities	1,910,536	1,844,212

EQUITY
Common stock of ClubCorp Holdings, Inc., $0.01 par value, 200,000,000 shares authorized; 64,732,012 and 64,443,332 issued and outstanding at June 16, 2015 and December 30, 2014, respectively	647	644
Additional paid-in capital	286,819	293,006
Accumulated other comprehensive loss	(5,557)	(4,290)
Retained deficit	(83,861)	(79,443)
Total stockholders’ equity	198,048	209,917
Noncontrolling interests in consolidated subsidiaries and variable interest entities	9,790	10,942
Total equity	207,838	220,859
TOTAL LIABILITIES AND EQUITY	$2,118,374	$2,065,071

ClubCorp FY15 Q2 Earnings Release	13	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
For the Twelve and Twenty-Four Weeks Ended June 16, 2015 and June 17, 2014
(In thousands of dollars)
(Unaudited financial information)

	Year to date ended
	June 16, 2015 (24 weeks)	June 17, 2014 (24 weeks)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,499)	$(21,265)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation	45,673	33,029
Amortization	1,381	216
Asset impairments	1,070	895
Bad debt expense	515	142
Equity in loss (earnings) from unconsolidated ventures	455	(833)
Distribution from investment in unconsolidated ventures	1,980	1,844
Loss on disposals of assets	9,722	4,653
Debt issuance costs and amortization of term loan discount	2,657	5,189
Accretion of discount on member deposits	9,261	9,377
Amortization of above and below market rent intangibles	(169)	(140)
Equity-based compensation	2,215	2,088
Redemption premium payment included in loss on extinguishment of debt	—	27,452
Net change in deferred tax assets and liabilities	(4,032)	(11,105)
Net change in prepaid expenses and other assets	(8,305)	(6,573)
Net change in receivables and membership notes	(15,779)	15,781
Net change in accounts payable and accrued liabilities	3,140	(4,600)
Net change in other current liabilities	23,038	(7,529)
Net change in other long-term liabilities	(4,851)	2,260
Net cash provided by operating activities	63,472	50,881
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(50,949)	(35,459)
Acquisition of clubs	(55,877)	(17,187)
Proceeds from dispositions	576	248
Net change in restricted cash and capital reserve funds	(14)	(337)
Return of capital in equity investments	—	29
Net cash used in investing activities	(106,264)	(52,706)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(7,626)	(275,566)
Proceeds from new debt borrowings, net of loan discount	—	348,250
Repayments of revolving credit facility borrowings	—	(11,200)
Proceeds from revolving credit facility borrowings	47,000	11,200
Redemption premium payment	—	(27,452)
Debt issuance and modification costs	(1,506)	(2,638)
Distribution to owners	(16,784)	(15,302)
Distributions to noncontrolling interest	(1,071)	—
Proceeds from new membership initiation deposits	330	451
Repayments of membership initiation deposits	(638)	(803)
Net cash provided by financing activities	19,705	26,940
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(97)	19
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(23,184)	25,134
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	75,047	53,781
CASH AND CASH EQUIVALENTS - END OF PERIOD	$51,863	$78,915
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$26,285	$18,716
Cash paid for income taxes	$4,365	$2,650

ClubCorp FY15 Q2 Earnings Release	14	Page